                          INDEPENDENT AUDITORS' REPORT

The Board of Directors, Stockholders and Partners
Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General
  Partnership):

We have audited the accompanying combined balance sheets of Valley Industries, Inc. and subsidiaries and Z Leasing Company (A General Partnership) (collectively, the Company) as of January 31, 1994, 1995 and 1996, and the related combined statements of earnings, stockholders' and partners' equity, and cash flows for each of the years in the three-year period ended January 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of January 31, 1994, 1995 and 1996, and the combined results of their operations and their cash flows for each of the years in the three-year period ended January 31, 1996, in conformity with generally accepted accounting principles.

                           /s/ KPMG Peat Marwick LLP

June 17, 1996

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING COMPANY
(A GENERAL PARTNERSHIP)

Combined Balance Sheets
January 31, 1994, 1995 and 1996
- -------------------------------------------------------------------------------------------


                                                        1994         1995           1996
- -------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                      $    43,348        43,411       422,323
   Trade accounts receivable, net (Note 3 and 6)    7,914,638     9,734,596    11,346,721
   Inventories (Notes 6 and 15)                     4,203,034     5,062,972     5,922,436
   Prepaid expenses and other assets                  148,411       305,945       389,466
   Income taxes receivable                                 --        62,634            --
- -------------------------------------------------------------------------------------------
         Total current assets                      12,309,431    15,209,558    18,080,946
- -------------------------------------------------------------------------------------------
Property and equipment, net (Notes 4 and 6)         8,191,428     8,242,757     8,417,116
Due from related parties                              236,384       224,540       124,516
Other assets                                          116,502       529,590       554,268
- -------------------------------------------------------------------------------------------

         Total assets                             $20,853,745    24,206,445    27,176,846
===========================================================================================

LIABILITIES AND STOCKHOLDERS' AND PARTNERS'
   EQUITY
Current liabilities:
   Revolving bank line of credit (Notes 6 and
     13)                                          $ 2,399,000     2,700,000     4,700,000
   Bank overdraft                                   1,252,465     2,386,146     2,581,148
   Accounts payable                                 3,920,009     4,804,239     5,412,148
   Accrued payroll and related taxes                  527,767       954,630       422,126
   Other accrued liabilities                          245,732       402,850       465,837
   Income taxes payable                               155,478            --            --
   Current deferred tax liability, net (note 9)        74,869        13,824       117,314
   Current portion of notes payable to related
     parties (Note 11)                                385,596       493,873       416,019
   Short-term notes payable                           116,500       121,053       145,114
   Current portion of long-term debt and
     capital lease obligations (Note 7)               772,892       893,444       865,906
- -------------------------------------------------------------------------------------------
         Total current liabilities                  9,850,308    12,770,059    15,125,612
- -------------------------------------------------------------------------------------------
Noncurrent liabilities:
   Long-term debt and capital lease
     obligations, less current portion (Note 7)     8,171,756     8,093,658     7,692,104
   Notes payable to related parties (Note 11)       2,311,001     1,937,128     1,741,111
   Noncurrent deferred tax liability (Note 9)          92,370       138,939       127,434
   Minority interest (Note 2)                         520,641       209,541       149,941
- -------------------------------------------------------------------------------------------
         Total noncurrent liabilities              11,095,768    10,379,266     9,710,590
- -------------------------------------------------------------------------------------------
         Total liabilities                         20,946,076    23,149,325    24,836,202
- -------------------------------------------------------------------------------------------


Stockholders' and partners' equity (Notes 16
   and 17):
   Common stock,  $.001 par value, 20,000,000
     shares authorized, 8,474,576 shares issued     1,151,000     1,151,000     1,151,000
     and outstanding in 1994, 10,000,000 shares
     in 1995 and 1996
   Retained earnings                                 (107,331)      (93,880)    1,189,644
- -------------------------------------------------------------------------------------------
                                                    1,043,669     1,057,120     2,340,644

   Less treasury stock, common, at cost,
     1,525,424 in 1994.                            (1,136,000)           --            --
- -------------------------------------------------------------------------------------------
         Total stockholders' and partners'
           equity                                     (92,331)    1,057,120     2,340,644
- -------------------------------------------------------------------------------------------

Commitments and contingencies  (Notes 8 and 14)
- -------------------------------------------------------------------------------------------

         Total liabilities and stockholders'
           and partners' equity                   $20,853,745    24,206,445    27,176,846
===========================================================================================

   The accompanying notes are an integral part of these combined financial statements.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING COMPANY
(A GENERAL PARTNERSHIP)

Combined Statements of Earnings

Fiscal Year Ended January 31, 1994, 1995 and 1996
- ---------------------------------------------------------------------------------------------------


                                                         1994            1995             1996
- ---------------------------------------------------------------------------------------------------
Net sales                                            $84,495,826    $105,405,967     $121,503,567
Cost of sales                                         69,039,124      86,800,836      100,370,115
- ---------------------------------------------------------------------------------------------------
         Gross profit                                 15,456,702      18,605,131       21,133,452

Operating expenses:
   Delivery and sales expenses                         8,352,557       9,893,361       11,005,766
   General and administrative expenses                 4,600,832       5,881,996        6,449,053
- ---------------------------------------------------------------------------------------------------
                                                      12,953,389      15,775,357       17,454,819
- ---------------------------------------------------------------------------------------------------

         Earnings from operations                      2,503,313       2,829,774        3,678,633
- ---------------------------------------------------------------------------------------------------
Other income (expense):
   Interest income                                        14,782          25,894           41,676
   Interest expense                                   (1,233,881)     (1,222,714)      (1,312,640)
   Other income                                           72,566         386,401           39,187
   Minority interest in earnings of subsidiary           (34,699)        (38,383)         (12,260)
- ---------------------------------------------------------------------------------------------------
                                                      (1,181,232)       (848,802)      (1,244,037)
- ---------------------------------------------------------------------------------------------------

         Earnings before provision for income          1,322,081       1,980,972        2,434,596
           taxes

Provision for income taxes (note 9)                      422,068         456,521          611,072
- ---------------------------------------------------------------------------------------------------

         Net earnings                                $   900,013    $  1,524,451     $  1,823,524
===================================================================================================



The accompanying notes are an integral part of these combined financial statements.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING COMPANY
(A GENERAL PARTNERSHIP)

Combined Statements of Stockholders' and Partners' Equity

Years ended January 31, 1994, 1995 and 1996
- -------------------------------------------------------------------------------------


                                                             TREASURY
                                 COMMON        RETAINED       STOCK,
                                  STOCK        EARNINGS       COMMON        TOTAL
- -------------------------------------------------------------------------------------
Balance at February 1, 1993   $ 1,151,000    $  (902,344)  $(1,136,000)  $ (887,344)

Dividends and distributions                     (105,000)                  (105,000)
Net earnings                                     900,013                    900,013
- -------------------------------------------------------------------------------------
Balance at January 31, 1994     1,151,000       (107,331)   (1,136,000)     (92,331)
- -------------------------------------------------------------------------------------
Treasury stock issued                         (1,136,000)    1,136,000

Dividends and distributions                     (375,000)                  (375,000)
Net earnings                                   1,524,451                  1,524,451
- -------------------------------------------------------------------------------------
Balance at January 31, 1995     1,151,000        (93,880)           --    1,057,120
- -------------------------------------------------------------------------------------

Dividends and distributions                     (540,000)                  (540,000)
Net earnings                                   1,823,524                  1,823,524
- -------------------------------------------------------------------------------------
Balance at January 31, 1996   $ 1,151,000    $ 1,189,644   $        --   $2,340,644
=====================================================================================



The accompanying notes are an integral part of these combined financial statements.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING COMPANY
(A GENERAL PARTNERSHIP

Combined Statements of Cash Flows

Years ended January 31, 1994, 1995 and 1996
- -------------------------------------------------------------------------------------------------


                                                             1994          1995           1996
- -------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                           $   900,013   $ 1,524,451   $ 1,823,524
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation of property and equipment             1,071,076     1,048,645     1,022,071
       (Gain) loss on sale of property and equipment          6,729      (306,099)        3,938
       Minority interest in earnings of subsidiary           34,699        38,383        12,260
       Provision for bad debts                              111,239       109,714       251,824
       Increase (decrease) in deferred income taxes         111,175       (14,476)       91,985
       Changes in operating assets and liabilities:
        Increase in trade accounts receivable            (2,275,535)   (1,929,672)   (1,863,949)
        Increase in inventories                          (1,350,692)     (859,938)     (859,464)
        Increase in prepaid expenses and other assets      (101,781)     (220,622)     (108,199)
        Increase (decrease) in income tax
          payable/receivable                                292,949      (218,112)       62,634
        Increase in accounts payable                        381,934       845,847       595,649
        Increase (decrease) in accrued expenses             131,411       583,981      (469,517)
- -------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities        (686,783)      602,102       562,756
- -------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from sale of property and equipment               9,450       317,455         9,000
   Purchase of property and equipment                      (609,097)     (865,538)     (701,685)
- -------------------------------------------------------------------------------------------------
Net cash used in investing activities                      (599,647)     (548,083)     (692,685)
- -------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Increase in bank overdraft                               257,805     1,133,681       195,002
   (Increase) decrease in due from related parties         (236,384)       11,844       100,024
   Decrease in notes payable to related parties            (458,247)     (265,596)     (273,871)
   Increase (decrease) in short-term notes payable          (65,140)        4,553        24,061
   Net borrowings under line-of-credit agreement          1,899,000       301,000     2,000,000
   Proceeds from issuance of long-term debt               2,220,994       450,272            --
   Payments on long-term debt and capital lease
     obligations                                         (2,944,683)   (1,003,610)     (936,775)
   Dividends and Distributions                             (105,000)     (375,000)     (540,000)
   Issuance of minority interest preferred stock            116,000            --            --
   Purchase of minority interest preferred stock into
     treasury                                               (33,300)     (311,100)      (59,600)

- -------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities         651,045       (53,956)      508,841
- -------------------------------------------------------------------------------------------------
             Net increase (decrease) in cash and cash
               equivalents                                 (635,385)           63       378,912

Cash and cash equivalents:
   Beginning of year                                        678,733        43,348        43,411
- -------------------------------------------------------------------------------------------------
   End of year                                          $    43,348   $    43,411   $   422,323
=================================================================================================

   The accompanying notes are an integral part of these combined financial statements.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements

January 31, 1994, 1995 and 1996
- --------------------------------------------------------------------------------


(1)   ORGANIZATION AND BUSINESS

Valley Industries, Inc. ("Industries") was formed on January 27, 1988 through a stock exchange with the then existing shareholders of E & H Distributing Co., Inc. dba Valley Food Distributors of Nevada ("Foods"). Industries functions principally as a holding company. Foods was incorporated on February 1, 1955, is a wholly owned subsidiary of Industries, and is the principal operating subsidiary of Industries. Foods is a wholesaler of groceries, bakery and other related items to hotels, restaurants, and grocery stores primarily in Nevada. Z Leasing Company ("Z Leasing") is a general partnership that was formed January 1, 1983. It is owned by the same six individuals that own the outstanding common stock, directly or indirectly, of Industries. Z Leasing owns, and leases to Foods, the distribution and warehouse facility used by Foods in its operations.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  PRINCIPLES OF CONSOLIDATION AND COMBINATION

The combined financial statements include the combined accounts of Industries, Foods and Z Leasing (collectively, the Company). All entities included in the combination are under the common management and control of the stockholders of Industries. The combined financial statements have been presented on a combined basis because the owners of the combined entities have entered into an agreement the result of which will be a business combination with an unrelated public company. Significant intercompany transactions have been eliminated in the combination.

B.  CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

C.  REVENUE AND RECEIVABLES

Revenue is recognized when product is delivered to the customer. Allowances are provided for estimated uncollectible receivables based on historical experience and review of specific accounts.

Receivables from suppliers for promotional allowances or rebates are recorded when the Company has received product in sufficient quantity to be entitled to the allowance.

D.  INVENTORIES

Inventories, consisting principally of fresh, frozen and packaged foods, and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


E.  PROPERTY AND EQUIPMENT

Property and equipment, including significant betterments to existing facilities, are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are expensed when incurred. Property and equipment under capital leases are stated at the present value of minimum lease payments.

Related costs and accumulated depreciation are eliminated from the accounts upon disposition of an asset and the resulting gain or loss is reflected in the statement of earnings.

Depreciation is computed by straight-line and accelerated methods at rates adequate to recover the cost of the applicable assets over their estimated useful lives as follows:

            Machinery, computers and other equipment             2-7 years
            Vehicles                                             3-5 years
            Furniture and fixtures                               2-7 years
            Building improvements                               5-31 years

Property and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

F. INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Since Z Leasing is a partnership, the partners separately account for the partnership's items of income, deductions, losses, and credits. Accordingly, no provision for federal or state income taxes is included in the accompanying combined financial statements for net income related to the operations of Z Leasing. However, pro forma income tax adjustments applicable to Z Leasing are as follows, for the years ended January 31, 1994, 1995 and 1996:

                                                 1994           1995       1996
- -----------------------------------------------------------------------------------
Combined net earnings                         $ 900,013      1,524,451  1,823,524
Pro forma income tax adjustments:
    Current                                      65,875        184,436    236,710
    Deferred                                         --         58,469     (3,146)
- -----------------------------------------------------------------------------------
                                                 68,875        242,905    233,564
Pro forma combined net earnings after pro
forma income tax adjustments related to Z
Leasing earnings                              $ 834,138      1,281,546  1,589,960
===================================================================================

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


G. USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

H. PER SHARE DATA

Per share data is not relevant since the Company is a presentation of the combined operations of corporations and a partnership.

I. MINORITY INTEREST

Minority interest represents 8% cumulative, non-voting preferred stock of Foods held by persons outside of the Company. 50,000 shares are authorized, 9,836 shares issued, and 4,599, 7,846 and 8,442 shares in treasury at January 31, 1994, 1995 and 1996, respectively.

(3)   ACCOUNTS RECEIVABLE

Receivables at January 31, 1994, 1995 and 1996 consist of the following:

                                                      1994           1995           1996
- ---------------------------------------------------------------------------------------------
Customer accounts and notes                       $7,469,888    $8,767,616      $10,115,563
Less allowance for doubtful accounts                (150,425)     (155,030)        (189,596)
- ---------------------------------------------------------------------------------------------
                                                   7,319,463     8,612,586        9,925,967
From suppliers                                       595,175     1,122,010        1,420,754
- ---------------------------------------------------------------------------------------------
                                                  $7,914,638    $9,734,596      $11,346,721
=============================================================================================

(4)   PROPERTY AND EQUIPMENT

The components of property and equipment at January 31, 1994, 1995 and 1996 are as follows:

                                                      1994           1995           1996
- --------------------------------------------------------------------------------------------
Land                                              $ 1,283,596    $ 1,238,596    $ 1,238,596
Buildings                                           5,772,099      5,482,021      6,081,194
Machinery and equipment                             1,314,912      1,659,945      2,010,545
Vehicles                                            4,054,379      4,670,752      4,924,841
Furniture and fixtures                                154,260        229,070        249,872
Leasehold improvements                                504,210        552,280        487,075
Computer equipment                                    355,256        405,556        414,014
- --------------------------------------------------------------------------------------------
                                                   13,438,712     14,238,220     15,406,137
Less accumulated depreciation                      (5,247,284)    (5,995,463)    (6,989,021)
- --------------------------------------------------------------------------------------------
                                                  $ 8,191,428    $ 8,242,757    $ 8,417,116
============================================================================================

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(5)   NONCASH FINANCING AND INVESTING ACTIVITIES

Noncash investing and financing activities for the years ended January 31, 1994, 1995 and 1996 are as follows:

                                                     1994            1995           1996
- --------------------------------------------------------------------------------------------
Acquisition of equipment through financing
   arrangements                                 $         --        595,792         507,683
Note received in connection with sale of
   property and equipment                                           350,000

Disclosure of cash flow information:
   Cash paid for interest                          1,236,160      1,219,655       1,304,511
   Cash paid for income taxes                        261,846        762,000         495,000



(6)   REVOLVING BANK LINE OF CREDIT

The Company has a line of credit arrangement with a commercial bank, expiring June 30, 1996 permitting borrowings up to a maximum of $6,000,000. The interest rate is prime plus 1.0%. Prime rate at January 31, 1996 was 8.5%. Collateral on the line of credit consists of accounts receivable, inventories and equipment. Subsequent to January 31, 1996, this line of credit was replaced with a new line of credit with a different financial institution (see Note 13).

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(7)   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations at January 31, 1994, 1995 and 1996 consists of the following:



                                                    1994           1995           1996
- -----------------------------------------------------------  -------------------------------
Notes payable to financing company, secured
   by fleet vehicles; maturing at various
   dates from 1997 to 2000, interest
   rates from 7% to 11%; aggregate
   monthly principal and interest
   payments of $44,005                          $1,402,123       $1,176,453     $  797,958

Notes payable to former employees, unsecured,
   interest rate of 8%; maturity at various
   dates from 1996 to 1997.                         54,139           33,314         16,166

Notes payable to financing company, secured
   by fleet vehicles; maturing in 1997;
   interest at 6.9%; aggregate monthly
   principal and interest payments of $734.         17,293            9,862          1,454

Notes payable to bank, secured by real estate;
   maturing at various dates from 2003 to
   2009; interest from 9% to 10%; aggregate
   monthly principal and interest payments of
   $60,969.                                      7,179,271        7,045,562      6,900,182

Notes payable to unrelated party, unsecured;
   maturing in August 1996; interest
   at 11%; monthly principal and interest
   payments of $11,247.                            291,822          183,941         64,468

Capital lease obligations (note 8)                      --          537,970        777,782
- --------------------------------------------------------------------------------------------
                                                 8,944,648        8,987,102      8,558,010
Less current portion                              (772,892)        (893,444)      (865,906)
- --------------------------------------------------------------------------------------------
Long-term debt and capital lease obligations,
   less current portion                         $8,171,756       $8,093,658     $7,692,104
============================================================================================

The aggregate maturities of long-term debt and capital lease obligations for each of the five years subsequent to January 31, 1996 are as follows:

            Years ended January 31:
                 1997                                            $  865,906
                 1998                                               598,391
                 1999                                               509,209
                 2000                                               394,247
                 2001                                               221,632
                 Thereafter                                       5,968,625
            -------------------------------------------------------------------
                 Total                                           $8,558,010
            ===================================================================

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(8)   LEASES

The Company entered into a noncancelable operating lease for vehicles and machinery in February 1996 providing for rental payments that include minimum monthly rentals of $9,571 plus contingent rentals based on mileage. This lease expires November 2001.

The Company entered into a master operating lease agreement for computer equipment which consists of three components ("schedules"): two for hardware and one for software. Regular lease payments of $8,468 commenced for the first lease schedule in August of 1995 for a period of 48 months.

Subsequent to January 31, 1996, the Company finalized the second and third lease schedules. Regular lease payments of $3,635 and $6,103, respectively, commenced for the second and third lease schedules for periods of 48 months and 36 months, respectively.

Included in property and equipment at January 31, 1996 and 1995 are vehicles held under capital leases totaling $980,372 and $595,793, respectively. For the years ended January 31, 1996 and 1995, amortization of $168,267 and $55,491, respectively, is included in vehicle and equipment depreciation expense.

Set forth below are the future minimum lease payments as of January 31, 1996 under capital leases and operating leases with noncancelable terms beyond one year.

                                                      OPERATING          CAPITAL
                                                       LEASES             LEASES
- -------------------------------------------------------------------------------------
Years ended January 31:
     1997                                         $   336,573         $ 246,319
     1998                                             329,673           246,319
     1999                                             308,973           246,319
     2000                                             183,997           166,819
     2001                                             114,852             4,800
- -------------------------------------------------------------------------------------
                                                  $ 1,274,068         $ 910,576
Less interest portion                                      --          (132,794)
- -------------------------------------------------------------------------------------

Total                                             $ 1,274,068         $ 777,782
=====================================================================================

(9)   INCOME TAXES

The provision for federal income taxes is comprised of the following for the years ended January 31, 1994, 1995 and 1996:

                                                 1994          1995         1996
- --------------------------------------------------------------------------------------
Current                                       $ 310,893     $ 470,997    $ 519,087
Deferred                                        111,175       (14,476)      91,985
- --------------------------------------------------------------------------------------
Total                                         $ 422,068     $ 456,521    $ 611,072
======================================================================================

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


Total income taxes for the years ended January 31, 1994, 1995 and 1996 differ from the "expected" income taxes (computed by applying the U.S. Federal corporate tax rate of 34%) as follows:

                                                   1994         1995        1996
- ------------------------------------------------------------------------------------
Computed "expected" income taxes                $461,305     $ 688,470   $ 831,931
Nondeductible expenses                            26,638        10,956      12,705
Nontaxable income, principally Partnership
   earnings                                      (65,875)     (242,905)   (233,564)
- ------------------------------------------------------------------------------------
                                                $422,068     $ 456,521   $ 611,072
====================================================================================

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 31, 1994, 1995 and 1996 are presented below:

                                                 1994         1995        1996
- ----------------------------------------------------------------------------------
Deferred tax assets:
   Allowance for doubtful accounts            $ 51,145     $ 52,710     $ 64,463
   Deferred costs due to accrual for
     self insured workers compensation
     claims                                         --       57,800           --
   Compensated absences, accrued for
     financial reporting purposes, not
     currently deductible                           --           --        9,520
   Other                                            --          735           --
- ----------------------------------------------------------------------------------
           Gross deferred tax assets            51,145      111,245       73,983
Less valuation allowance                            --           --           --
- ----------------------------------------------------------------------------------
           Net deferred tax assets              51,145      111,245       73,983
- ----------------------------------------------------------------------------------
Deferred tax liabilities:
   Property and equipment principally
     due to difference in depreciation          92,370       80,470       72,111
   Inventory(change in inventory
     valuation (Note 15)                       126,014      125,069      191,297
   Deferred gain                                    --       58,469       55,323
- ----------------------------------------------------------------------------------
           Gross deferred tax
             liabilities                       218,384      264,008      318,731
- ----------------------------------------------------------------------------------
Net deferred tax liabilities                  $167,239     $152,763     $244,748
==================================================================================

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(10)  PROFIT SHARING AND SALARY REDUCTION PLAN

The Company has a profit sharing and salary reduction plan that covers substantially all full-time non-union employees. The Company matches the lesser of 50% of the employee's salary reduction or 8.33% of the employee's salary, reduced by the employee's salary reduction. Additional amounts may be contributed at the discretion of the Company's Board of Directors. For the years ended January 31, 1994, 1995 and 1996, matching contributions charged to expense totaled $173,633, $190,047 and $243,019, respectively.

(11)    RELATED PARTY TRANSACTIONS

The following is a summary of related party transactions and outstanding related party balances at January 31, 1994, 1995 and 1996:

                                                     1994        1995        1996
- --------------------------------------------------------------------------------------
Notes from related parties, interest at rates
   between 9% and 10%; unsecured, with maturity
   dates to September 1998                             87,959     103,623         --
Notes due from shareholders, interest rates
   between 9% and 10%; unsecured, with maturity
   dates to September 1998                            148,425     120,917    124,516
- --------------------------------------------------------------------------------------
Due from related parties                              236,384     224,540    124,516
- --------------------------------------------------------------------------------------
Notes to related parties, interest at rates
   between 6% and 11.5%; unsecured, with
   maturity dates to May 2002                       1,866,681   1,601,085  1,379,496
Notes to shareholders, interest at 10%;
   unsecured, maturing on January 1, 2005. These
   notes were interest bearing only until April
   1995, at which time the Company began
   making monthly principal and interest
   payments of $10,885.                               829,916     829,916    777,634
- --------------------------------------------------------------------------------------
Notes payable to related parties                    2,696,597   2,431,001  2,157,130
Less current portion                                  385,596     493,873    416,019
- --------------------------------------------------------------------------------------
Notes payable to related parties, less current
   portion                                          2,311,001   1,937,128  1,741,111
======================================================================================

The Company sells groceries to a related company. For the years ended January 31, 1994, 1995 and 1996 sales totaled $521,524, $1,399,384 and $1,501,122, respectively.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

CASH AND CASH EQUIVALENTS, TRADE RECEIVABLES, DUE FROM RELATED PARTIES, PREPAID EXPENSES, ACCOUNTS PAYABLE, BANK OVERDRAFT, ACCRUED LIABILITIES AND SHORT-TERM NOTES PAYABLE

The carrying amount approximates fair value because of the short maturity of these instruments.

NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS AND NOTES PAYABLE TO RELATED
PARTIES

The fair values of the Company's notes payable and capital lease obligations and notes payable to related parties are estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The estimated fair market values of the notes payable and capital lease obligations and notes payable to related parties, respectively, at January 31, 1996 are approximately $8,400,000 and $2,060,000 using a market rate of 9.5%.

(13)  SUBSEQUENT EVENTS

In April 1996, the Company entered into a revolving line of credit with a commercial bank expiring May 31, 1998 permitting borrowings up to a maximum of $10,000,000. The interest rate is based on the banks "reference rate" plus .25% and/or the LIBOR rate plus 2%. In June 1996, the Company formed a wholly owned subsidiary of Foods, Nevada Baking Company, Inc., and through this subsidiary purchased an unrelated company operating in the bakery business for $5,100,000.

(14)  CONTINGENCIES

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

VALLEY INDUSTRIES, INC. AND SUBSIDIARIES AND Z LEASING
COMPANY (A GENERAL PARTNERSHIP)

Notes to Combined Financial Statements, Continued
- --------------------------------------------------------------------------------


(15)  OTHER MATTERS

For purposes of these combined financial statements, Foods changed its method of determining the cost of inventories from the LIFO method to the FIFO method. This change was made so that the Company's accounting policies would conform to those of an acquiring company for purposes of a business combination. This change has been applied by retroactively restating the financial statements of Foods which are included in the combined accounts comprising these combined financial statements. This change results in increasing (decreasing) net income for Foods by approximately ($83,000), $3,000 and ($195,000) for the years ended January 31, 1994, 1995 and 1996, respectively, from net income previously reported in stand alone financial statements of Foods. The balance of retained earnings of Foods for the year ended January 31, 1993 has been adjusted by $287,982 (net of related income taxes of $97,914) for the effect of applying retroactively the new method of valuing inventories.

(16)  INCENTIVE COMPENSATION PLAN

Effective February 1, 1995, Industries implemented an incentive compensation plan (the Plan) governed by a Compensation Committee comprised of certain members of the Board of Directors. The Committee determines in its sole discretion subject to the provisions of the Plan, the persons who shall participate in the Plan, and the number of Units to be awarded each participant. Units are essentially "phantom" options whose value is tied to the share value of Industries' common stock as determined annually by the Shareholders pursuant to their buy/sell agreement. Up to 1,000,000 units may be awarded, in the aggregate, as of any particular time. Units vest 20% multiplied by the number of anniversaries that have occurred since the Award Date for that Unit. The only units awarded by the Board of Directors were 80,000 in April 1995. The per unit value at the date of award was $1.42. Compensation expense related to this plan is not material to the Company's results of operations for the year ended January 31, 1996. No units were vested as of January 31, 1996. In connection with the proposed business combination, the Board of Directors of the Company intend to terminate this plan.

(17)  STOCK SPLIT AND PARTNERSHIP EQUITY

On February 1, 1995, the Company's Board of Directors declared a
14,124.2937-for-1 stock split distributable to shareholders on that date. All references in these financial statements to number of shares have been restated to reflect the stock split.

For purposes of these combined financial statements., partnership equity of Z Leasing is classified as a component of paid-in capital (or retained earnings if paid-in capital is zero or less) in the accompanying combined balance sheets. Since this partnership equity was previously taxed to the partners of Z Leasing, it has been treated as a distribution to the partners and a capital contribution from the partners in the same amount.